Exhibit 99.2

LETTER OF TRANSMITTAL FOR THE EXCHANGE OFFER FOR (BOOK ENTRY) METLIFE, INC. COMMON STOCK

YOU CAN ONLY ENTER ONE LINE OF TEXT BETWEEN THE TWO ARROWS & TWO LINES OF TEXT TO THE RIGHT.

Investor ID Number

The undersigned acknowledges receipt of the Offer to Exchange dated XXXX, XX 2008 of MetLife, Inc. ("MetLife"), a Delaware corporation, which together with this Letter of Transmittal, constitutes MetLife's offer to exchange 29,243,539 shares of class B common stock, par value $0.01 per share ("RGA class B common stock"), of Reinsurance Group of America, Incorporated ("RGA"), a Missouri corporation, for outstanding shares of MetLife common stock, par value $0.01 per share ("MetLife common stock"), that are validly tendered and not properly withdrawn in the Exchange Offer.

This Letter of Transmittal is being sent to you since our records indicate that you hold shares of MetLife common stock in uncertificated form directly in MetLife's share register.

I/we the undersigned, surrender to you for tendering the share(s) identified below. I/we certify that I/we have complied with all requirements as stated in the instructions on the reverse side and have full authority to give the instructions in this Letter of Transmittal and warrant that the shares represented are free and clear of all liens, restrictions, adverse claims and encumbrances. I/we further acknowledge that all terms, conditions and instructions contained in the Instruction Booklet to this Letter of Transmittal are incorporated by reference into this Letter of Transmittal.

Please complete the reverse side if you would like to transfer ownership or request special mailing.

PLEASE CERTIFY YOUR TAXPAYER IDENTIFICATION NUMBER (TIN) BY COMPLETING THE INFORMATION IN BOX NUMBER 5 ON THE REVERSE SIDE.

PLACE AN [X] IN ONE TENDER BOX ONLY

2 ☐ Tender All

3 ☐ Partial Tender ☐☐☐☐☐☐☐☐ WHOLE SHARES

4 ☐ Odd Lot Preference

1 *Signature:* This form **must** be signed by the registered holder(s) exactly as their name(s) appears above or by person(s) authorized to sign on behalf of the registered holder(s) by documents transmitted herewith.

X ____________________ | ________ | ____________________
Signature of Stockholder | Date | Daytime Telephone #

X ____________________ | ________ | ____________________
Signature of Stockholder | Date | Daytime Telephone #

▲ PLEASE DETACH, EXECUTE AND RETURN THE ABOVE PORTION OF THIS FORM TO THE EXCHANGE AGENT IN THE ENVELOPE PROVIDED ▲

THIS EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON XXXX XX, 2008 (THE "EXPIRATION DATE") UNLESS EXTENDED OR TERMINATED. SHARES TENDERED PURSUANT TO THIS EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE.

5 SUBSTITUTE FORM W-9 – Department of the Treasury, Internal Revenue Service
Payer's Request for Taxpayer Identification Number (TIN)

Part 1 – PLEASE PROVIDE YOUR TAXPAYER IDENTIFICATION NUMBER ("TIN") IN THE BOX AT THE RIGHT AND CERTIFY BY SIGNING AND DATING BELOW

FILL IN the space below.

Part 2 – Under penalties of perjury, I certify that:

1. The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), **and**
2. I am not subject to backup withholding because: **(a)** I am exempt from backup withholding, or **(b)** I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or **(c)** the IRS has notified me that I am no longer subject to backup withholding, **and**
3. I am a U.S. citizen or other U.S. person (including a U.S. resident alien).

EXEMPT PAYEE ☐

Please check appropriate box:

Individual/Sole proprietor ☐

Corporation ☐ Partnership ☐

Limited liability company ☐

Enter the tax classification D=disregarded entity ☐

C=corporation ☐ P=partnership ☐

☐ Other ▶ ____________

Signature ______________________ Date __________

YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU WROTE "APPLIED FOR" IN PART 1

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

I certify under the penalties of perjury that a TIN has not been issued to me, and either (1) I have mailed or delivered an application to receive a TIN to the appropriate IRS Center or Social Security Administration Office or (2) I intend to mail or deliver an application in the near future. I understand that if I do not provide a TIN by the time of payment, 28% of all reportable payments made to me will be withheld.

Signature ______________________ Date __________

6 Special Issuance Instructions Medallion Guarantee Required

To be completed ONLY if shares of RGA class B common stock and a check for cash in lieu of fractional shares of RGA class B common stock payable in this Exchange Offer, if applicable, are to be credited in the name of someone other than the registered holder listed on the front side of this Letter of Transmittal. See Instruction 8 of the Instruction Booklet.

Name (Please Print First, Middle & Last Name) | (Title of Officer Signing this Guarantee)

Address (Number and Street) | (Name of Guarantor - Please Print)

(City, State & Zip Code) | (Address of Guarantor Firm)

(Tax Identification Number)

7 Special Delivery Instructions

To be completed ONLY if shares of RGA class B common stock and a check for cash in lieu of fractional shares of RGA class B common stock payable in this Exchange Offer, if applicable, are to be sent to someone other than the registered holder listed on the front side of this Letter of Transmittal at an address other than that listed on the front side of this Letter of Transmittal. See Instruction 8 of the Instruction Booklet. Mail shares and check to:

Name (Please Print First, Middle & Last Name)

Address (Number and Street)

(City, State & Zip Code)

▲ PLEASE DETACH, EXECUTE AND RETURN THE ABOVE PORTION OF THIS FORM TO THE EXCHANGE AGENT IN THE ENVELOPE PROVIDED ▲

INSTRUCTIONS FOR COMPLETING THE LETTER OF TRANSMITTAL

1. Sign, date and include your daytime telephone number in this Letter of Transmittal in Box 1 and after completing all other applicable sections return this form in the enclosed envelope.
2. If you are tendering all your shares, please check this box only.
3. If you are tendering some of your shares, please check the box and indicate the number of shares you wish to tender.
4. If you are a direct or beneficial owner of less than 100 shares of MetLife common stock and are tendering all your shares, check this box.
5. **PLEASE SIGN IN BOX 5 TO CERTIFY YOUR TAXPAYER IDENTIFICATION NUMBER** if you are a U.S. person. If the Taxpayer Identification Number is incorrect or blank, write the corrected number above in Box 5 and sign to certify. If you have not been issued a TIN and have applied for one or intend to apply for one in the near future, write "Applied For" in the space provided for the TIN in Part 1 and sign and date the Substitute Form W-9 and the Certificate of Awaiting Taxpayer Identification Number. Please note that Mellon Investor Services will withhold 28% of payments of cash in lieu of fractional shares of RGA class B common stock as required by the IRS if you fail to provide a correct Taxpayer Identification Number or the proper certification. If you are a non - U.S. person, please complete and return an appropriate Form W-8 to avoid backup withholding on payments of cash in lieu of fractional shares of RGA class B common stock. Withholding will not apply to any shares of RGA class B common stock payable in the Exchange Offer. For additional instructions on completing the Substitute Form W-9, see the "Backup Withholding" and "Important U.S. Federal Tax Information" sections of the Instruction Booklet to the Letter of Transmittal.
6. If you want your shares of RGA class B common stock and check for cash instead of fractional shares to be issued in another name, fill in Box 6. Signature(s) in Box 6 must be medallion guaranteed. If you complete Section 6 (Special Issuance Instructions), the individual listed as the transferee is required to execute the substitute Form W-9 in Box 5 in order to eliminate any withholding.
7. Complete Box 7 only if your shares of RGA class B common stock and check for cash instead of fractional shares are to be delivered to a person other than the registered holder or to a different address.

HOW TO CONTACT THE INFORMATION AGENT FOR THE EXCHANGE:

By Mail:
D.F. King & Co., Inc.
48 Wall Street, 22nd Floor
New York, New York 10005

By Telephone:
Banks and brokers only call: 212-269-5550 (Collect)
All other shareholders call toll free: 800-825-0898

WHERE TO FORWARD YOUR TRANSMITTAL MATERIALS

By Mail:
Mellon Investor Services LLC
P.O. Box 3352
South Hackensack, NJ 07606-3352
Attn: Corporate Actions Dept.

By Overnight Courier or By Hand:
Mellon Investor Services LLC
Newport Office Center VII
480 Washington Boulevard
Attn: Corporate Actions Dept., 27th Floor
Jersey City, New Jersey 07310